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                                                                   EXHIBIT 23.2




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                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Harbinger Corporation


We consent to the incorporation by reference in the Registration
Statement (No. 33-96774) on Form S-8 of our report dated February 9, 1996, relating to the balance sheet of Harbinger Corporation as of December 31, 1995 and the related statements of operations, shareholders' equity, and cash flows for the year then ended, which report appears in the 1995 Annual Report to Shareholders and is incorporated by reference in the 1995 Annual Report on Form 10-K of Harbinger Corporation.


                                 KPMG PEAT MARWICK LLP


                                 /s/ KPMG Peat Marwick LLP
                                 ---------------------------

Atlanta, Georgia
March 26, 1996







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